Exhibit 10.10
DEED OF HYPOTHEC
ON THE UNIVERSALITY OF MOVABLE PROPERTY
EXECUTED by the parties hereto as of the 26th day of August, 2008.

BETWEEN:	WARNACO OF CANADA COMPANY, a company duly amalgamated under the laws of Nova Scotia, having its registered office at 1959 Upper Water Street, Halifax, Nova Scotia, Canada, B3J 3N2 and its principal place of business at 20600 Clark Graham Blvd., Baie d’Urfé, Québec, Canada, H9X 4B6,

(hereinafter referred to as the “Grantor”)

AND:	BANK OF AMERICA, N.A., a national banking association organized under the federal laws of the United States of America, having a place of business at 335 Madison Avenue, New York, New York 10017 herein acting (i) for its own benefit as Lender (acting through its Canada branch) and as Collateral Agent for its own benefit and the benefit of the other present and future Secured Parties, and (ii) as solidary creditor of such other present and future Secured Parties, and any successors thereto in such capacities,

(hereinafter referred to as the “Collateral Agent”)
THE PARTIES HERETO HAVE AGREED AS FOLLOWS:
1. SECURED OBLIGATIONS
The hypothec granted by this deed secures the performance of the following obligations (hereinafter collectively called the “Secured Obligations”):
1.1
the prompt payment, as and when due and payable, of all the Secured Obligations (as such term is defined in the Credit Agreement, hereinafter defined) of the Grantor; for the purposes of this deed, the term “Credit Agreement” shall mean that certain credit agreement dated on or about the date hereof among, inter alia, the Grantor, as Borrower, the financial institutions, together with their respective successors and assigns, listed on the signature pages thereof from time to time, as Lenders, and the Collateral Agent, as the same may be amended, supplemented, revised, restated or replaced from time to time; unless otherwise defined herein, all capitalized words and expressions when used herein shall have the same meaning as ascribed thereto in the Credit Agreement;

Deed of Hypothec — Warnaco of Canada Company (2008)

1.2
the strict performance and observance by the Grantor of all the agreements, warranties, representations, covenants, conditions and obligations made pursuant to this deed, the Credit Agreement or the other Loan Documents, all as now in effect or as hereafter entered into or amended; and

1.3
the prompt payment, as and when due and payable, of all other amounts now or hereafter owing by the Grantor to the Collateral Agent or any other Secured Party under the Credit Agreement or the other Loan Documents, including by way of guarantee or indemnity, whether now existing or hereafter incurred, matured or unmatured, direct, indirect or contingent, including any extensions and renewals thereof and including the payment of all amounts payable hereunder and the legitimate costs (including, without limitation, all reasonable fees, charges and disbursements of counsel) that the Collateral Agent may incur to recover the obligations secured hereby and to preserve the Hypothecated Property (as such expression is hereinbelow defined).

2. HYPOTHEC
2.1 Amount of Hypothec
To secure the performance of the Secured Obligations, the Grantor hereby hypothecates in favour of the Collateral Agent the property described in Section 2.2 hereof for the sum of Fifty Million Canadian dollars (Cdn$50,000,000.00) bearing interest at the rate of Twenty-Five percent (25%) per annum from the date hereof, compounded annually.
2.2 Description of Hypothecated Property

The hypothec charges the universality of all the Grantor’s movable property, present and future, corporeal and incorporeal, of whatsoever nature and kind and wheresoever situated (hereinafter collectively called the “Hypothecated Property”), including, without limitation, all tools and equipment pertaining to the enterprises of the Grantor, all claims and customer accounts, all securities (including, without limitation, those described in Schedule “B” hereto), all patents, trademarks and other intellectual property rights (including, without limitation, those described in Schedule “A” hereto) and all corporeal movables included in the assets of any of the Grantor’s enterprises kept for sale, lease or processing in the manufacture or transformation of property intended for sale, for lease or for use in providing a service.

2.3 Interpretation
The parties hereto acknowledge and confirm as follows:
2.3.1
that “General Security Agreement” shall mean that certain General Security Agreement dated on or about the date hereof between the Grantor, as Debtor, and the Collateral Agent, as same may be amended, supplemented, revised, restated or replaced from time to time;

Deed of Hypothec — Warnaco of Canada Company (2008)

2.3.2
that the hypothec created on the Hypothecated Property pursuant to this deed is not and shall not be construed as a floating hypothec within the meaning of articles 2715 et seq. of the Civil Code of Québec;

2.3.3
that the hypothec constituted hereunder will remain in full force and effect for the full amount stipulated in Section 2.1 hereof until such time as an express written discharge is executed by the Collateral Agent and delivered to the Grantor. The hypothec, security and rights hereby created in favour of the Collateral Agent will not be extinguished, reduced, novated or otherwise affected by any payments made to or amounts received by the Collateral Agent, directly or indirectly, from the Grantor or any other party or as a result of any insurance indemnities arising from loss or damage to any of the Hypothecated Property or by reason of the collection of any claims hypothecated hereunder; and

2.3.4
that should the Secured Obligations at any time be fully extinguished without an express discharge of the hypothec created hereunder having been granted, and should any new Secured Obligations arise, the security created hereunder will secure such new Secured Obligations in the same manner and to the same extent as if there had never occurred an extinction of any of the Secured Obligations and the Grantor is and shall remain obligated under the provisions hereof. The Grantor shall be deemed to have obligated itself for such new Secured Obligations pursuant to the provisions hereof and the hypothec herein created shall secure such new Secured Obligations as contemplated by Article 2797 of the Civil Code of Québec.

3. GRANTOR’S UNDERTAKINGS
3.1 Alienation

The Grantor agrees not to alienate, lease or otherwise dispose of any of the Hypothecated Property outside the ordinary course of business of its enterprise unless the Collateral Agent gives its prior written consent or unless otherwise permitted under the Credit Agreement (each, an “Authorized Transaction”).

In the event of any alienation or rental other than an Authorized Transaction, the Grantor (who shall not be relieved of any default resulting from such alienation or rental) shall immediately inform the Collateral Agent of the details of such alienation or rental and shall in particular provide the Collateral Agent with a description of the alienated or leased property and any property acquired in replacement, the name and address of the acquirer or lessee, as well as details concerning the proceeds of such alienation or rental.

Deed of Hypothec — Warnaco of Canada Company (2008)

3.2 Transformation
The Grantor may not, without the Collateral Agent’s prior written consent, or unless otherwise permitted under the Credit Agreement, transform any of the movables forming part of the Hypothecated Property either by incorporating such movables into an immovable or by combining or mixing them with other movables so as to form new property, unless such immovable or new property are themselves subject or made subject to the hypothec hereby granted or unless such transformation is made in the ordinary course of operating an enterprise of the Grantor that is engaged in the business of manufacturing or transforming property. In no event, however, may the Grantor transform any such property where such transformation would result in the Collateral Agent’s security or rights hereunder, including in particular their rank, being diminished.
In the event of any such transformation, even without the Collateral Agent’s authorization, the Grantor (who shall not be relieved of the default resulting from the failure to obtain authorization) shall immediately inform the Collateral Agent of the details of such transformation and shall in particular provide the Collateral Agent with a description of the property thereby affected, the name and address of the owner of the property that may result therefrom and the address where such property is located.
3.3 Notice of Change of Registered/Head Office
The Grantor shall not change the location of its registered head office or domicile except in accordance with the Credit Agreement.
4. PROVISIONS APPLICABLE TO THE HYPOTHEC ON CLAIMS
The following provisions apply to claims owed to the Grantor and hypothecated in favour of the Collateral Agent, including present and future rents payable under current and future leases affecting all or part of the Hypothecated Property.
4.1 Collection
Except for those claims consisting of securities pledged to the Collateral Agent, the Grantor shall have authority to collect payments of interest and repayments of capital made on the claims included in the Hypothecated Property hypothecated in favour of the Collateral Agent pursuant to this deed, as they fall due. The Collateral Agent may withdraw this authorization by written notice upon the occurrence of an Event of Default or an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default. Notwithstanding the foregoing, the Collateral Agent may at any time take all necessary steps to set up this hypothec against the debtors of the hypothecated claims. In such event, the Grantor undertakes to remit to the Collateral Agent, upon request, all titles, documents, registers, invoices and accounts evidencing the claims or relating thereto, whatever the nature of their medium and whatever the form in which they are accessible, whether written, graphic, taped, filmed, computerized, or other.
Deed of Hypothec — Warnaco of Canada Company (2008)

Any payment received by the Grantor on account of any hypothecated claim other than pursuant to the foregoing authorization shall be received for the Collateral Agent’s account, and, during the continuance of an Event of Default, shall not entitle the Grantor to the amounts collected and shall be kept separate from the Grantor’s other property at all times and remitted forthwith by the Grantor to the Collateral Agent without compensation.
Notwithstanding the provisions of Section 3.1 hereof, the Grantor is not authorized to alienate any claim forming a part of a universality of claims hypothecated in favour of the Collateral Agent without the latter’s prior written consent, or unless otherwise permitted under the Credit Agreement.
4.2 Collateral Agent’s Rights
The Collateral Agent shall not be obliged to exercise its rights to the hypothecated claims or to ensure their recovery from the Grantor, whether by legal proceedings or otherwise. Should the Collateral Agent decide to collect the hypothecated claims, it shall be at liberty following the occurrence and during the continuance of an Event of Default to negotiate such arrangements as it deems appropriate with the Grantor or third parties, to enter into agreements with them with respect to the claims and any security securing the claims, and even to waive the claims and such security, the whole without the Grantor’s consent or intervention, and the Collateral Agent shall not thereby incur any liability toward or be accountable to the Grantor. Unless the Grantor so requests in writing, the Collateral Agent shall not be obliged to inform the Grantor of any irregularity in the payment of any amounts due on the claims. Apart from its obligation to remit to the Grantor any sums collected over and above the amount of the Secured Obligations in principal, interest and costs, the Collateral Agent shall not be accountable to the Grantor with respect to the status of the collections made or any transactions and arrangements entered into.
4.3 Information
The Collateral Agent may, at its discretion, verify the existence and status of the claims at any time. The Grantor shall provide the necessary assistance and information for this purpose and shall take such action in this respect as the Collateral Agent may reasonably request: in particular, consistent with Section 7.6 of the Credit Agreement, it shall allow the Collateral Agent and its agents to enter the premises occupied by the Grantor and to consult the Grantor’s accounting books and registers as well as any document relating to the claims and make copies thereof.
Deed of Hypothec — Warnaco of Canada Company (2008)

The Grantor specifically authorizes the Collateral Agent to communicate with any third party in order to obtain or transmit any personal information and any information relating to the claims and to the Grantor for the purpose of verifying and collecting the claims.
Where the hypothec granted by this deed affects a claim that is itself secured by a registered hypothec, the Grantor shall inform the Collateral Agent accordingly and shall supply all the information that the Collateral Agent may request in this connection.
4.4 Financial Administration Act (Canada)
Where any of the claims are subject to the provisions of the Financial Administration Act (Canada), the Grantor hereby sells, assigns and transfers the same absolutely to the Collateral Agent so that, upon a withdrawal of authorization as referred to in Section 4.1 hereof, the Collateral Agent shall be free to complete the formalities required to make such assignment fully enforceable.
5. PROVISIONS APPLICABLE TO THE HYPOTHEC ON SECURITIES
5.1 Interpretation
Unless otherwise indicated by the context, “securities” means bills of exchange, notes, shares, warrants, bonds, debentures and other securities considered or acknowledged as securities, as well as the renewals, substitutions and additions to which they are subject and the securities and other property received or issued pursuant to any transformation of such securities, along with all income derived and all rights arising therefrom.
5.2 Delivery
The Grantor shall deliver to the Collateral Agent, or to a mutually agreed upon third party, for the benefit of the Secured Parties, all certificates and instruments representing or evidencing any securities, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.
The Collateral Agent shall have the right, following an Event of Default and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any hypothecated securities. The Collateral Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any hypothecated securities for certificates or instruments of smaller or larger denominations.
Deed of Hypothec — Warnaco of Canada Company (2008)

The Grantor further undertakes to turn over to the Collateral Agent or to such third party, as soon as the Grantor becomes entitled thereto, the renewals, substitutions and additions to which such securities are subject and the securities and other property received or issued upon the purchase, redemption, conversion, cancellation or any other transformation thereof, along with any income derived and any rights arising therefrom, the same, where applicable, to be duly endorsed in blank for transfer and accompanied by any power of attorney, document and confirmation that the Collateral Agent may reasonably require for such purpose.
5.3 Dividends and other Distributions
Unless an Event of Default has occurred and is continuing, the Grantor may collect all cash dividends payable in respect of the securities, provided that all cash dividends payable in respect of the securities which are determined by the Collateral Agent, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital, shall be paid to the Collateral Agent and retained by it as part of the Hypothecated Property. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Hypothecated Property;
(a)	all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the securities;
(b)
all other or additional stock or other securities or property (including cash) paid or distributed in respect of the securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c)
all other or additional stock or other securities or property which may be paid in respect of the securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization or other disposition of securities.

If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Grantor, as additional security for the Secured Obligations, except as otherwise permitted by the Credit Agreement.
Deed of Hypothec — Warnaco of Canada Company (2008)

5.4 Voting, etc.
Until the occurrence of an Event of Default, the Grantor shall be entitled to vote any and all securities and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of the Credit Agreement or this deed or any other instrument or agreement or document relating to the Secured Obligations (including any Loan Document) or which would have the effect of materially impairing the position or interests of the Collateral Agent. All such rights of the Grantor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing whereupon the Collateral Agent shall be entitled, without limiting its other rights and remedies hereunder, to vote all or any part of the securities whether or not transferred in the Collateral Agent’s name and give all consents, waivers and ratifications in respect of the securities and otherwise act with respect thereto as though it were the outright owner thereof.
5.5 Subsidiaries
The Grantor shall not, and shall not permit any of its Subsidiaries (to the extent the Stock of such Subsidiary constitutes Collateral), without the consent of the Collateral Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection or opposability of the security interest or hypothecation or pledge of the Collateral Agent in, on or of the hypothecated securities hypothecated by the Grantor hereunder or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.
5.6 Standard of Care
The Collateral Agent shall not be:
(a)	obliged to protest a security, or take steps or institute proceedings to interrupt prescription or protect the securities against depreciation or devaluation or make them productive;
(b)	obliged to protect the Grantor against loss relating to a security; or
(c)
obliged to vote with respect to a security or a subscription, conversion or other right pertaining thereto, or to any merger, consolidation, reorganization, receiving order, bankruptcy, insolvency proceedings, compromise or arrangement, or concerning the deposit of a security or otherwise, and shall not be obliged to participate in or take any action in relation to such matters, except where the Grantor has provided the Collateral Agent with written instructions to do so and where, in the Collateral Agent’s opinion, the security and the rights conferred hereunder would not be thereby diminished, and upon payment of such indemnity or remuneration as the Collateral Agent may require.

Deed of Hypothec — Warnaco of Canada Company (2008)

6. POSSESSION OF PROPERTY
This deed creates a hypothec without delivery notwithstanding the undertakings contained in Section 5.2 hereof.
7. DEFAULT
7.1 Events of Default
The Grantor shall be considered in default hereunder upon the occurrence of an Event of Default under the Credit Agreement.
7.2 Effects
Without limiting its right, at any time and at its discretion, to demand payment of any Secured Obligations payable on demand and without prejudice to any rights and remedies which it has pursuant to agreements with the Grantor or at law (in particular with respect to hypothecated claims), the Collateral Agent, upon the occurrence of an Event of Default under the Credit Agreement, may demand immediate and full payment of the amounts owing on account of the Secured Obligations, which shall forthwith become due and payable, and exercise, at its discretion, without restriction and without any prior notice other than such notices as are required by law, any rights and remedies which it has pursuant to this deed or at law, including, in particular, the following hypothecary rights:
•	taking of possession for purposes of administration;
•	taking in payment;
•	sale by the Collateral Agent;
•	sale by judicial authority.
Deed of Hypothec — Warnaco of Canada Company (2008)

7.3 Collateral Agent’s Rights
Irrespective of the particular remedy exercised by the Collateral Agent in the event of a default hereunder, the following provisions shall apply in addition to any provisions that may by law apply in the circumstances, the Grantor expressly agreeing thereto:
7.3.1
the Grantor undertakes to assemble and voluntarily surrender the Hypothecated Property to the Collateral Agent upon request, at such place or places as may be specified by the Collateral Agent, and agrees not to put any impediment in the way of, but rather to facilitate by all legal means, the exercise of the powers hereby granted to the Collateral Agent and not to interfere therewith; in addition, the Collateral Agent may, but shall not be obliged to, conduct a verification of the Hypothecated Property, assemble or move any of such property or take proceedings or do or take any act or action in relation to the Hypothecated Property that it may deem advisable, the whole at the Grantor’s expense. The Collateral Agent may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Hypothecated Property and, to that end, the Grantor agrees that the Collateral Agent, its servants or Collateral Agents or Receiver (as hereinafter defined) may enter upon lands and premises where the Hypothecated Property may be found for the purpose of taking possession of and/or removing the Hypothecated Property or any part thereof. In the event of the Collateral Agent taking possession of the Hypothecated Property, or any part thereof, the Collateral Agent shall have the right to maintain the same upon the premises on which the Hypothecated Property may then be situated. The Collateral Agent may, in a reasonable manner, take such action or do such things as to render any Hypothecated Property unusable;

7.3.2
the Collateral Agent may, in addition, at its discretion and at the Grantor’s expense, whether after the Grantor has surrendered the Hypothecated Property and until the Collateral Agent has exercised the hypothecary right which it intends to exercise, or whether after the Collateral Agent has chosen to take possession of the Hypothecated Property for purposes of administration, use or operate all or any part of the Hypothecated Property (without being obliged to make such property productive), change the destination of or alienate such property by onerous title (except for Hypothecated Property of little value) or charge such property with a hypothec or other real right, enter into or renew any leases for such amounts and on such terms and conditions as the Collateral Agent reasonably deems appropriate, make any repairs or renovations or undertake or complete any work;

7.3.3	the Collateral Agent may, in the exercise of its rights, renounce any right belonging to the Grantor, even where no valuable consideration is received;
7.3.4	the Collateral Agent shall not be bound to make an inventory, take out insurance or furnish other security to secure the performance of its obligations;
Deed of Hypothec — Warnaco of Canada Company (2008)

7.3.5
the Collateral Agent may, at its discretion, take possession, through its officers, agents or mandataries, of all or any part of the Hypothecated Property, with full power to carry on, manage and conduct the Grantor’s business; the Collateral Agent may use the Hypothecated Property or any information that it obtains by reason of its administration for its own benefit;

7.3.6
the Grantor, through its officers and directors, shall forthwith execute such documents and transfers as may be necessary to place the Collateral Agent in legal possession of the Hypothecated Property and the business of the Grantor in connection therewith, and thereupon all the powers, functions, rights and privileges of each and every one of the directors and officers of the Grantor shall cease and terminate with respect to the Hypothecated Property;

7.3.7
the Collateral Agent shall not be obliged to render an account with respect to its actions in the exercise of its hypothecary rights, except as stipulated by law. Should the Collateral Agent see fit to render an account, it may do so in summary fashion;

7.3.8	for the purpose of exercising any of its rights, the Collateral Agent may make use of any premises on which the Hypothecated Property is located, the whole at the Grantor’s expense;
7.3.9
the Collateral Agent may, at its discretion, decide to sell and dispose of the Hypothecated Property as a whole or in separate parcels, by tender, public auction or private contract, on such date and on such terms and conditions as the Collateral Agent may stipulate, after giving such prior notices as are required by articles 2784 and following of the Civil Code of Québec, and the Collateral Agent may make such sale for cash or credit upon such reasonable conditions as to upset or reserve bid or price and as to terms of payment as it may deem proper, and may rescind or vary any contract of sale that may have been entered into and resell such property under any of the powers conferred by this deed, adjourn any such sale from time to time and execute and deliver to the purchaser or purchasers of the said property or any part thereof good and sufficient deed or deeds for the same, the Grantor hereby giving the Collateral Agent an irrevocable power of attorney for the purpose of making such sale and executing such deeds, and any such sale made as aforesaid shall be a perpetual bar in law and in equity against the Grantor and its assigns and against any other persons who may claim the said property or any part thereof from the Grantor or its assigns;

7.3.10
the Collateral Agent, or its agents or representatives, may become purchasers at any sale of the Hypothecated Property, whether made under the power of sale herein contained or pursuant to foreclosure or other legal proceedings; and

Deed of Hypothec — Warnaco of Canada Company (2008)

7.3.11
the Collateral Agent may, in addition to any other rights it may have, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a “Receiver”) of all or any part of the Hypothecated Property or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Collateral Agent has under this deed or at law. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the Grantor and the Collateral Agent shall not be responsible for any act or default of any such Receiver. The Collateral Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Collateral Agent. A court need not appoint, ratify the appointment by the Collateral Agent of or otherwise supervise in any manner the actions of any Receiver. Upon the Grantor receiving notice from the Collateral Agent of the taking of possession of the Hypothecated Property or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of the Grantor with respect to the Hypothecated Property shall cease, unless specifically continued by the written consent of the Collateral Agent.

7.3.12
In addition to any of Collateral Agent’s rights contained in this deed, the Grantor does hereby agree with the Collateral Agent and the Secured Parties, that the Collateral Agent shall have any other rights, remedies and powers given to the Collateral Agent under Section 6 of the General Security Agreement, inasmuch as applicable to the Grantor in the Province of Quebec, and each such right, remedy and power is hereby incorporated by reference, mutatis mutandis.

8. REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1 Representations and Warranties
In addition to and not in substitution for any representation and warranty contained in this deed, the Grantor does hereby represent and warrant to and in favour of the Collateral Agent and the Secured Parties that each representation and warranty made in the Credit Agreement and the General Security Agreement, inasmuch as applicable to the Grantor, is hereby reiterated and restated by the Grantor and each such representation and warranty is hereby incorporated by reference, mutatis mutandis, and is hereby confirmed as true and correct as of the date hereof.
Deed of Hypothec — Warnaco of Canada Company (2008)

8.2 Covenants and Agreements
In addition to and not in substitution for any covenant, agreement, undertaking and condition contained in this deed, the Grantor does hereby covenant and agree with the Collateral Agent and the Secured Parties, that it shall comply with, and ensure the compliance of, all covenants, agreements, undertakings and conditions given under the Credit Agreement and the General Security Agreement, inasmuch as applicable to the Grantor, and each such covenant, agreement, undertaking and condition is hereby incorporated by reference, mutatis mutandis.
8.3 Survival
All representations, warranties, covenants, agreements, undertakings and conditions made in the Loan Documents, which, if not true, accurate and complete when made and which, if not performed in accordance with the terms thereof, are material, shall be considered to have been relied on by the Collateral Agent and the Secured Parties and shall survive the execution and delivery of this deed or any investigation made at any time by or on behalf of the Collateral Agent and any disposition or payment of the Secured Obligations until repayment and performance in full of the Secured Obligations and termination of all rights of the Grantor that, if exercised, would result in the existence of Secured Obligations.
9. MISCELLANEOUS PROVISIONS
9.1 Nature of the Secured Obligations
Each of the Secured Obligations of the Grantor is indivisible.
9.2 Nullity of a Provision
In the event that any provision of this deed is declared null and void or is deemed not to have been written, the other provisions of this deed shall be severable from such provision and shall continue to have full force and effect.
9.3 Application of Payments
Any insurance indemnity, as well as any other amount or other property received by the Collateral Agent in the exercise of the rights conferred upon it by this deed or by law or in any other manner with respect to any of the Hypothecated Property, may be retained by the Collateral Agent as Hypothecated Property or applied to the payment of the Secured Obligations, whether or not they are due. Any amount collected by the Collateral Agent, even on account of the voluntary performance of the Secured Obligations, shall be applied in accordance with Section 2.13 of the Credit Agreement.
Should any of the Hypothecated Property or its proceeds be in a currency different from that of the Secured Obligations, the Collateral Agent is hereby authorized to convert the amount or the claim in question into the currency of the Secured Obligations at the Collateral Agent’s rate of exchange for the currencies concerned on the date the payment is applied.
Deed of Hypothec — Warnaco of Canada Company (2008)

9.4 Rights Cumulative and Exercise of Remedies
The rights hereby created are in addition to and not in substitution for any other right or security held by the Collateral Agent. The exercise by the Collateral Agent of any of its rights and remedies shall not prevent it from exercising any other right or remedy conferred upon it by this deed or any other security or by law.
The Collateral Agent may, separately or successively, exercise the rights conferred upon it by this deed on any part of the Hypothecated Property, without being obliged to do so on the entire Hypothecated Property and without prejudice to its rights and remedies with respect to the remaining Hypothecated Property, and it shall not be in any way obliged to exercise its rights and remedies against any other person liable for the Secured Obligations or to realize any other security securing the Secured Obligations.
The Collateral Agent may delegate the exercise of its rights or the performance of its obligations arising from this deed to another person upon written notice to the Grantor and may in such case, subject to Section 11.19 (Confidentiality) of the Credit Agreement, supply to such other person any information that it holds on the Grantor or on the Hypothecated Property.
9.5 Amendments in Writing
None of the terms or provisions of this deed may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that schedules to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released except as provided in Section 9.18 hereof) through amendments in a form reasonably acceptable to the Collateral Agent, in each case duly executed by the Collateral Agent and the Grantor.
9.6 Notices
All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon the Grantor shall be addressed to the Grantor’s notice address set forth in such Section 11.8 or to its principal place of business as set forth herein.
Deed of Hypothec — Warnaco of Canada Company (2008)

9.7 Notice of Default
The mere expiry of the time limit for performing any of the Secured Obligations shall serve to put the Grantor in default, without any notice or demand being required for that purpose.
9.8 No Waiver by Course of Conduct; Cumulative Remedies
Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 9.5 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.9 Successors and Assigns
This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
9.10 Power of Attorney
The Grantor hereby grants to the Collateral Agent and each of its officers, agents, correspondents or mandataries, including any depositary or Receiver (as hereinafter defined), an irrevocable power of attorney with full powers of substitution and revocation, to do, make and execute, for the Grantor and in its name, all such deeds, documents, transfers, assignments, hypothecs, assurances, consents and things as the Collateral Agent may deem necessary or appropriate to be done, made or executed by the Grantor to protect the Collateral Agent’s rights hereunder and/or preserve the Hypothecated Property and to give effect to all the provisions of this deed and the documents and other acts, matters and things that the Grantor has agreed to do, make and execute or that may be required in the exercise of the powers conferred upon the Collateral Agent by this deed, and in particular, without limiting the generality of the foregoing, to endorse or transfer all or any part of the securities, if any, included in the Hypothecated Property over to the Collateral Agent or its officers, agents, correspondents or mandataries, including any depositary, so that the Collateral Agent or its officers, agents, correspondents or mandataries may be registered as sole owners of such securities, and to obtain from any taxation authority at any time, if deemed useful, any information necessary to allow the Collateral Agent to determine the amount of the Grantor’s indebtedness to such taxation authorities. The Grantor also grants to each of such persons holding its power of attorney the right to use its name whenever they may deem it necessary or appropriate to do so for the purposes hereof and the Grantor further ratifies and confirms, and undertakes to ratify and confirm, all acts and actions done or taken by each of such persons in connection herewith. Notwithstanding anything to the contrary in this paragraph, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this paragraph unless an Event of Default shall be continuing.
Deed of Hypothec — Warnaco of Canada Company (2008)

9.11 Indemnification
The Grantor hereby agrees and undertakes to indemnify the Collateral Agent and the other Secured Parties and save and hold it harmless from and against any and all losses, expenses, costs and liabilities (including reasonable legal fees and disbursements) that the Collateral Agent and the other Secured Parties or any of its or their agents, mandataries or persons holding its or their power of attorney may sustain or incur in the exercise of the powers and rights conferred upon the Collateral Agent hereunder.
9.12 Interpretation
References herein to gender shall include all genders and the singular shall include the plural and vice versa, as required by the context.
9.13 Further Assurances
The Grantor hereby agrees to do, make and execute, at its own expense, all such deeds, documents and things as may be necessary or advisable, in the opinion of the Collateral Agent’s legal counsel, to give effect to the provisions of this deed, including without limiting the generality of the foregoing, in order that a valid and enforceable hypothec be created and maintained on any property forming part of the Hypothecated Property as of the execution of this deed or at any time in the future.
9.14 Divisions and Titles
The division of this deed into sections, sections and subsections and the insertion of titles are for ease of reference only and shall not influence its meaning or construction.
Deed of Hypothec — Warnaco of Canada Company (2008)

9.15 Entire Agreement
This deed, together with the other Loan Documents, represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereto concerning the Secured Obligations.
9.16 Applicable Law
This deed shall be governed and construed in accordance with the laws in force in the Province of Quebec. It must also be interpreted so that any Hypothecated Property located in another jurisdiction be affected by a valid security under the applicable law of such other jurisdiction.
9.17 Additional Grantors
Pursuant to Section 7.11 (Additional Personal Property Collateral and Guaranties) of the Credit Agreement, the Grantor shall be required to cause any Subsidiary to execute and deliver to the Collateral Agent a Deed of Hypothec substantially in the form hereof unless otherwise agreed by the Administrative Agent.
9.18 Release of Collateral
(a)
At the time provided in Section 10.7(b)(i) of the Credit Agreement, the Collateral shall be released from the Liens hereby and this deed and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Collateral Agent shall deliver to the Grantor any Collateral of the Grantor held by the Collateral Agent hereunder and execute and deliver to the Grantor, at the sole expense of the Grantor, such documents as the Grantor shall reasonably request to evidence such termination.

(b)
If the Collateral Agent shall be directed or permitted pursuant to Section 10.7(b)(ii) or (iii) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by the Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 10.7(b)(ii) or (iii) of the Credit Agreement. In connection therewith but subject to the terms of the Credit Agreement, the Collateral Agent, at the request and sole expense of the Grantor, shall execute and deliver to the Grantor, all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.

(c)
At the request and sole expense of the Grantor, the Grantor shall be released from its obligations hereunder in the event that all the capital stock of the Grantor shall be so sold or disposed (but only so long as such sale or other disposition is permitted under the Credit Agreement); provided, however, that the Grantor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Grantor in form and substance reasonably satisfactory to the Collateral Agent stating that such transaction is in compliance with the Loan Documents.

Deed of Hypothec — Warnaco of Canada Company (2008)

9.19 Reinstatement
The Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to any of the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party or other Person, its estate, trustee, receiver or any other party, including the Grantor, under any bankruptcy law, provincial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated, such Lien or other Collateral shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of the Grantor in respect of the amount of such payment.
9.20 Explanation of Contract
The Grantor confirms that the Collateral Agent has provided it with adequate explanations concerning the nature and scope of this deed and that it has had an opportunity to consult a lawyer, notary or other adviser in connection therewith.
9.21 Acknowledgement
The Grantor hereby acknowledges that it has received and taken cognizance of an original executed copy of the Loan Documents and is familiar with all the provisions thereof.
9.22 Precedence
Except as limited herein, in the event that any provisions of this deed contradict, are inconsistent with and are otherwise incapable of being construed in conjunction with the provisions of the Credit Agreement or the General Security Agreement, the provisions of the Credit Agreement or the General Security Agreement, as applicable, shall take precedence over those contained in this deed. Notwithstanding the foregoing, in the event that granting of security interest provisions in the Credit Agreement or the General Security Agreement contradict and are otherwise incapable of being construed in conjunction with the provisions of this deed, such provisions of this deed shall take precedence over those contained in the Credit Agreement or the General Security Agreement.
Deed of Hypothec — Warnaco of Canada Company (2008)

9.23 Counterparts
This deed may be executed in any number of counterparts each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this deed by signing any counterpart of it.
9.24 Language
The parties hereto confirm that it is their wish that this deed and all documents relating thereto, including notices, be drawn up in the English language. Les parties aux présentes confirment leur volonté que cet acte de même que tous documents, y compris tous avis, s’y rapportant soient rédigés en langue anglaise.
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Deed of Hypothec — Warnaco of Canada Company (2008)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Deed of Hypothec at the place and as of the date first above written.

WARNACO OF CANADA COMPANY, as Grantor
Per:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Vice-President

BANK OF AMERICA, N.A., as Collateral Agent
Per:	/s/ Kevin W. Corcoran
	Name:	Kevin W. Corcoran
	Title:	Vice President
Deed of Hypothec — Warnaco of Canada Company (2008)

Schedule “A”
Intellectual Property
Nil.
Deed of Hypothec — Warnaco of Canada Company (2008)

Schedule “B”
Securities
1. 2000 Class A shares of 4278941 Canada Inc. represented by share certificate CA-1.
2. 225 Serie B Subserie II shares of Linda Vista de Veracruz S.A. de C.V.
Deed of Hypothec — Warnaco of Canada Company (2008)